EXHIBIT 21

                   SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.
                   ------------------------------------------

                                                            NAME UNDER WHICH
NAME                         STATE OF INCORPORATION     SUBSIDIARY DOES BUSINESS
----                         ----------------------     ------------------------

Xechem, Inc.                        Illinois                      Same

Xechem Laboratories, Inc.          New Jersey                     Same

XetaPharm, Inc.                    New Jersey                     Same

Xechem (India) Pvt., Ltd.             ----                        Same